EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Amendment No. 1 to Form S-2 on the Registration Statement on Form S-3 of our report dated November 12, 1997 appearing on page 55 of BankUnited Financial Corporation's Annual Report on Form 10-K for the year ended September 30, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP
Miami, Florida
February 18, 1998